SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. --)

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY PROXY STATEMENT
[  ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 12A-
     6(E)(2))
[X ] DEFINITIVE PROXY STATEMENT
[  ] DEFINITIVE ADDITIONAL MATERIALS
[  ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR SECTION 240.14A-12


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                NOT APPLICABLE

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.
[  ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

     1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

            ------------------------------------------------------------------
     2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

            ------------------------------------------------------------------
      3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

            ------------------------------------------------------------------
     4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

            ------------------------------------------------------------------
     5)   TOTAL FEE PAID:

            ------------------------------------------------------------------

[  ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[  ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
     0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     1)   AMOUNT PREVIOUSLY PAID:

            ------------------------------------------------------------------
     2)   FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

            ------------------------------------------------------------------
     3)   FILING PARTY:

            ------------------------------------------------------------------
     4)   DATE FILED:

            ------------------------------------------------------------------



                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            S&P 100 PLUS PORTFOLIO

                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
                                (414) 334-5521

                                March 14, 1997

      RE: SPECIAL MEETING OF SHAREHOLDERS OF THE S&P 100 PLUS PORTFOLIO

Dear Shareholder:

     Enclosed is a notice of a Special Meeting of Shareholders of the S&P 100 Plus Portfolio (the "Fund"), of the Principal Preservation Portfolios, Inc. ("Principal Preservation") to be held on April 25, 1997, together with a Proxy Statement and Form of Proxy relating to the business to be transacted at the meeting.

     The Special Meeting of Shareholders is being called for the purpose of considering and acting upon a change to the investment objective of the S&P 100 Plus Portfolio being recommended by the Board of Directors. The objective of the Fund presently is to obtain a total return from dividends and unrealized and realized capital gains which exceeds that of the S&P 100 Index. Under this objective, the Fund attempts to achieve a total return which, after deducting
                                                              -----
the Fund's operating expenses, still exceeds the total return of the S&P 100 Index. The modified objective of the Fund being proposed by the Board of Directors would be to obtain a total return from dividends and capital gains which, before deducting the operating expenses of the Fund, exceeds the total
       ------
return of the S&P 100 Index.

     The Board of Directors has been monitoring for some time the small, but continuing, negative variation of the S&P 100 Plus Portfolio from the total return of the S&P 100 Index. While the Fund's performance has been very good as compared to other stock funds, it has not achieved its objective to obtain a total return from dividends and capital gains which exceeds that of the S&P 100 Index. The Board of Directors believes this investment objective would be very difficult to achieve under current and anticipated market conditions, unless the Fund were to more aggressively utilize the options, futures and related enhancement strategies described in its current Prospectus. More aggressive use of these strategies exposes the Fund to greater volatility relative to the S&P 100 Index, and potentially could require the Fund to pay higher management fees.

     Management and the Board of Directors of Principal Preservation have concluded that a more prudent course would be to modify the investment objective of the Fund, as described above. We believe this modified objective is a more appropriate one for the Fund, and can be attained primarily through overweighting/underweighting strategies, with less emphasis on more complex and riskier options and futures strategies.

     Reduced reliance on options and futures strategies would eliminate the necessity for the Fund to employ the specialized services of PanAgora Asset Management, Inc. in this area. Accordingly, the Board of Directors has determined that, effective as of the opening of business on May 1, 1997, the Fund no longer will retain the services of PanAgora Asset Management, Inc. as sub-adviser. Instead, Ziegler Asset Management, Inc., the Fund's adviser, will directly manage the Fund's investments. Mr. Jay Ferrara, who presently manages the investments of Principal Preservation's PSE Tech 100 Portfolio, will be responsible for the day-to-day management of the assets of the Fund. Ziegler Asset Management, Inc. has agreed that, at least for the one-year period from May 1, 1997 through April 30, 1998, it will reimburse the Fund for all operating expenses in excess of 0.80% of the Fund's average daily net assets.

     Because the Fund's investment objective is a "fundamental policy," the proposed change must be approved by the Fund's shareholders. The Board of Directors recommends that the shareholders approve the proposed change in the Fund's investment objective.

     Thank you for your continued confidence in Principal Preservation Portfolios, Inc. Your cooperation and participation in completing and returning the enclosed proxy will ensure that your vote is counted.

                              Very truly yours,
                              PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                              /s/ Robert J. Tuszynski

                              Robert J. Tuszynski
                                President



                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            S&P 100 PLUS PORTFOLIO

                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
                                (414) 334-5521

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ON APRIL 25, 1997

To shareholders of the S&P 100 Plus Portfolio of PRINCIPAL PRESERVATION PORTFOLIOS, INC.:


     A Special Meeting of Shareholders of the S&P 100 Plus Portfolio (the "Fund") of Principal Preservation Portfolios, Inc. will be held on Friday, April 25, 1997 at 3:00 P.M., local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin for the following purposes:

          1. To approve or disapprove a proposed change to the investment objective of the S&P 100 Plus Portfolio, so that its investment objective would be to obtain a total return from dividends and capital gains which, before deducting the operating expenses of the Fund, exceeds the total return of the S&P 100 Index; and

          2. To transact such other business as properly may come before the meeting or an adjournment thereof.

     The Board of Directors has fixed the close of business on March 7, 1997, as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote.

     Your attention is invited to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                   By Order of the Board of Directors

                                   /s/ S. Charles O'Meara

                                   S. CHARLES O'MEARA
                                        Secretary

West Bend, Wisconsin
   March 14, 1997

YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.



                               PROXY STATEMENT

                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            S&P 100 PLUS PORTFOLIO

                            215 North Main Street
                       West Bend, Wisconsin 53095-3317
                                (414) 334-5521

                      SOLICITATION, PURPOSES AND VOTING

SOLICITATION

     The enclosed Proxy is being solicited by the Board of Directors of the Principal Preservation Portfolios, Inc. ("Principal Preservation") in connection with the Special Meeting of Shareholders of the S&P 100 Plus Portfolio (the "Fund") to be held on April 25, 1997 (the "Special Meeting"). You are encouraged to read carefully this Proxy Statement and mark and return the accompanying proxy.

PURPOSES

     The purpose of the Special Meeting is to consider and vote upon a proposed modification to the investment objective of the Fund, so that the Fund's objective would be "to obtain a total return from dividends and capital gains which, before deducting the operating expenses of the Fund, exceeds the total return of the S&P 100 Index" (the "Modified Objective"). The Fund's present investment objective is "to obtain a total return from dividends and unrealized and realized capital gains which exceeds that of the S&P 100 Index" (the "Present Objective"). The difference between the Modified Objective and the Present Objective is that, under the Present Objective, the Fund seeks a total return which, on a net basis, after deducting all of the Fund's operating
                              -------------------------------------------
expenses, exceeds that of the S&P 100 Index.  Under the Modified Objective, the
--------
Fund would seek to obtain a total return that exceeds that of the S&P 100 Index on a gross basis, before deducting any of the Fund's operating expenses.
                  -----------------------------------------------------

QUORUM AND VOTING

     The presence at the meeting, in person or by proxy, of shareholders representing one-third of all shares outstanding and entitled to vote on a matter constitutes a quorum for the transaction of business. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the presence of absence of a quorum.

     Shares represented by properly executed proxies received by Principal Preservation will be voted at the Special Meeting and any adjournment thereof in accordance with the terms of such proxies. However, if no instructions are specified, shares will be voted "FOR" approval of the Modified Objective under Proposal 1, and in the discretion of the persons named in the proxy on proposal
2. A shareholder may revoke his or her proxy at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of Principal Preservation or by delivering a duly executed proxy bearing a later date.

     Because the Present Objective of the Fund is fundamental, it may be changed only with the approval of the Fund's shareholders. Approval of the Modified Objective requires the affirmative vote of "a majority of the outstanding voting securities" of the Fund, defined under the Investment Company Act of 1940 (the "1940 Act") to mean at least a majority of the outstanding voting shares of the Fund or, if less, 67% of the voting shares represented at a meeting at which the holders of 50% or more of the outstanding voting shares of the Fund are present or represented by proxy. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against approval of the Modified Objective.


     Shareholders of record of the S&P 100 Plus Portfolio at the close of business on March 7, 1997 will be entitled to one vote on each matter presented for each share so held. At that date, there were 3,559,548 shares of the Fund outstanding.

     UPON REQUEST AND AT NO COST TO A REQUESTING SHAREHOLDER, THE FUND WILL MAIL, BY FIRST-CLASS MAIL, A COPY OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF MR. ROBERT J. TUSZYNSKI, PRESIDENT, AT PRINCIPAL PRESERVATION PORTFOLIOS, INC., 215 NORTH MAIN STREET, WEST BEND, WISCONSIN 53095, TELEPHONE: 1-800-826-4600.


     This proxy material is being mailed to shareholders on or about March 14, 1997.

                 PROPOSAL 1 - APPROVAL OF MODIFIED OBJECTIVE

BACKGROUND

     Under the Present Objective, the Fund seeks to obtain a total return from dividends and capital gains which, on a net basis after deducting operating expenses of the Fund, exceeds the total return of the S&P 100 Index. To achieve its Present Objective, the Fund invests in a portfolio of common stocks which make up the S&P 100 Index, in approximately the same relative proportion as those stocks are represented in the Index. For example, if Exxon comprised approximately 5.0% of the S&P 100 Index, approximately 5.0% of the portfolio of common stocks in which the Fund invests generally would consist of shares of Exxon's common stock. As the composition of the S&P 100 Index changes, the Fund adjusts the composition of its portfolio of common stocks accordingly.


     The Fund employs certain hedging and enhancement strategies designed to enhance its total return and thereby achieve its objective to outperform the S&P 100 Index on a net basis. These strategies historically have emphasized the use of options and futures contracts, including sales of covered call options and put options and purchases of call options and put options on individual stocks and on stock indices, and purchases of exchange-traded futures contracts. There are significant risks associated with these strategies and their successful use depends on the ability of the investment manager to predict correctly the direction of movement in stock prices and other economic factors. The Fund historically has retained the services of a sub-adviser with specialized skills and experience in this area to assist the Fund's adviser in implementing the Fund's hedging and enhancement strategies. Since April of 1989, the Fund has retained PanAgora Asset Management, Inc. ("PanAgora") and its predecessor, The Boston Company Institutional Investors, Inc., as sub-adviser, to develop and implement such enhancement and hedging strategies.

     The Board of Directors has been monitoring for some time the small, but continuing, negative variation of the Fund's total return, on a net basis after deducting the Fund's operating expenses, as compared to the total return of the S&P 100 Index. While the Fund's performance has been very good compared to other stock funds, its enhancement strategies have not successfully added value sufficient to overcome the Fund's operating expenses. As a result, in recent years the Fund has not successfully achieved its Present Objective.


     The Board of Directors has been investigating and considering factors that potentially may have contributed to the relative ineffectiveness of the Fund's enhancement strategies, in order to identify changes in the Fund's investment program that potentially might improve its performance. PanAgora has advised that premiums associated with the Fund's options and futures strategies recently have been at levels that diminish the potential upside return to the Fund, as compared to potential rewards historically achievable for the same level of premium dollars. At the same time, the risk of market losses associated with those strategies have not changed appreciably.
As a result, it has become more difficult to add value through these strategies that is sufficient to enhance the ability of the Fund to meet its Present Objective.


     In response, the Board of Directors sought lower cost/higher benefit enhancement strategies. Effective May 1, 1996, the Fund began employing overweighting/underweighting strategies to enhance performance, and placed less emphasis on options and futures strategies. An overweighting/underweighting strategy involves judgment by the investment managers as to which stocks represented in the S&P 100 Index likely will outperform the Index and which likely will underperform the Index. The Fund's portfolio of common stocks then is adjusted so that those stocks which the investment managers anticipate will outperform the S&P 100 Index comprise a greater percentage of the Fund's common stock portfolio as compared to the percentage of the S&P 100 Index represented by those same stocks (overweighting), and so that those stocks which the investment managers anticipate will underperform the S&P 100 Index comprise a lower percentage of the Fund's common stock portfolio as compared to the percentage of the S&P 100 Index represented by those same stocks (underweighting). While use of these strategies does not significantly increase the Fund's operating costs, PanAgora's use of these techniques during 1996 did not improve the Fund's performance relative to the S&P 100 Index.

     The Board of Directors has considered numerous other alternatives to enhance the ability of the Fund to achieve its Present Objective. At the direction of the Board of Directors, management of Principal Preservation initiated preliminary discussions with several investment managers with proven enhancement capabilities regarding their interest in assisting with the management of the Fund's assets. In response, such managers typically suggested more aggressive use of options and futures enhancement strategies and, in most cases, indicated they would insist on fees greater than those presently being paid by the Fund to PanAgora to assist in this manner. After further consideration, the Board of Directors concluded that it is unlikely that the Fund can achieve its Present Objective under current and anticipated market conditions, unless it more aggressively utilizes options, futures and related enhancement strategies, which likely would require the Fund to pay higher advisory fees. Such an increase in fees would make it even more difficult for the Fund to achieve the Present Objective. Moreover, the Board of Directors believes more aggressive use of these strategies would expose the Fund to greater volatility relative to the S&P 100 Index. The Board of Directors does not believe that such increased risk and the potential payment of higher advisory fees is in the best interests of the Fund and its shareholders.

     The Board of Directors concluded that a more prudent course would be to lower the Fund's performance target, and accordingly recommends that the Fund's investment objective be modified to obtain a total return from dividends and capital gains which, before deducting the operating expenses of the Portfolio, exceeds the total return of the S&P 100 Index. The Board of Directors believes this Modified Objective is a more appropriate one for the Portfolio, and can be attained primarily through the use of overweighting/ underweighting strategies, with less emphasis on more complex and riskier enhancement techniques such as options and futures strategies.

APPROVAL REQUIRED

     Because the Fund's Present Objective is fundamental, it may be changed only upon approval by the Fund's shareholders. In order to be approved, the Modified Objective must receive the affirmative vote of at least a majority of the outstanding shares of the Fund, or, if less, 67% of the shares represented at a meeting of shareholders at which the holders of 50% or more of the outstanding shares of the Fund are present or represented by proxy. If the Modified Objective is approved, it will become effective and replace the Present Objective on May 1, 1997 or, if later, on the first business day following receipt of such shareholder approval. Like the Present Objective, the Modified Objective will be considered fundamental, meaning it cannot be changed further without a "majority vote of the shareholders" of the Fund. If the Modified Objective is not approved by the Fund's shareholders, then the Present Objective will continue to be the investment objective of the Fund.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL SHAREHOLDERS OF THE S&P 100 PLUS PORTFOLIO VOTE "FOR" APPROVAL OF THE MODIFIED OBJECTIVE.


                                OTHER BUSINESS

     Management of Principal Preservation is not aware of any other matters that will come before the Special Meeting. However, if any other business should come before the Special Meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment on such matters.


                            ADDITIONAL INFORMATION

INVESTMENT ADVISER

     Ziegler Asset Management, Inc. ("ZAMI"), 215 North Main Street, West Bend, Wisconsin 53095, serves as the Fund's investment adviser. ZAMI is a wholly-owned subsidiary of The Ziegler Companies, Inc. PanAgora, 260 Franklin Street, Boston, Massachusetts 02110, assists as sub-adviser with the management of the Fund's assets.

     The Board of Directors has concluded that the investment programs and strategies being utilized by PanAgora in managing the assets of the Fund will not likely achieve the Fund's Present Objective under existing and anticipated market conditions. Accordingly, the Board determined that PanAgora's specialized skills and experience in this area no longer are necessary for the Fund. Effective May 1, 1997, the Fund no longer will retain PanAgora's services as sub-adviser, regardless of whether the Modified Objective is approved.


     If the Modified Objective is approved, ZAMI will manage the Fund's assets directly, without the assistance of a sub-adviser, using overweighting/ underweighting strategies as enhancement and hedging techniques. Mr. Jay Ferrara will serve as the portfolio manager of the Fund. Mr. Ferrara has been with Principal Preservation for approximately one and one-half years, and presently serves as the portfolio manager of Principal Preservation's PSE
Tech 100 Index Portfolio. The PSE Tech 100 Index Portfolio, which commenced operations on June 10, 1996, is an index mutual fund. However, the PSE
Tech 100 Index Portfolio's objective is to obtain a total return, before operating expenses, that replicates the total return of the relevant stock
                         ----------
index, as opposed to the S&P 100 Plus Portfolio which, under the Modified Objective, would seek a total return that exceeds the S&P 100 Index.
                                          -------
Accordingly, the PSE Tech 100 Index Portfolio does not use hedging and enhancement strategies to the same degree as will the S&P 100 Plus Portfolio under the Modified Objective.

     Mr. Ferrara has more than ten years of experience in the mutual fund industry. Prior to joining Principal Preservation, he served as Senior Portfolio Accountant for Wells Fargo Nikko Investment Advisors and, from 1993 to 1994, as Controller of the California Investment Trust. Mr. Ferrara attended Brown University where he earned a Bachelor of Arts in Management and a Bachelor of Arts in Political Science. In addition to previously attending the University of San Francisco, Mr. Ferrara presently is completing a Masters of Business Administration in Finance from Marquette University, Milwaukee, Wisconsin.

     If the Modified Objective is not approved, the Board of Directors would consider alternatives to assure availability to the Fund of investment management personnel who possess skills and expertise necessary to develop and implement strategies capable of achieving the Fund's Present Objective. Possibilities include ZAMI's employment of one or more portfolio managers who possess such skills and expertise, or the Fund's retention of a new sub-adviser with requisite experience and demonstrated success in managing enhanced index funds. The latter of these two alternatives would require further approval by the Fund's shareholders. Until acceptable terms could be negotiated with a qualified new sub-adviser and approved by the shareholders of the Fund (including fees), the Board would make arrangements to assure that, on an interim basis, the Fund continues to receive appropriate advisory services.

     The termination of PanAgora's services as sub-adviser, and the assumption by ZAMI of direct responsibility for the management of the Fund's assets, will not affect the investment advisory fees paid by the Fund. The Fund will continue paying ZAMI an annual fee, in monthly installments, in an amount equal to 0.575 of 1% of the Fund's first $20 million in average daily assets, 0.450 of 1% of the Fund's next $30 million in average daily net assets, 0.400 of 1% of the Fund's next $50 million in average daily net assets, 0.350 of 1% of the Fund's next $400 million in average daily net assets, and 0.300 of 1% of the Fund's average daily net assets in excess of $500 million. ZAMI has committed that, at least for the one-year period from May 1, 1997 through April 30, 1998, it will reimburse all operating expenses to the Fund in excess of 0.80 of 1% of the Fund's average daily net assets.

THE DISTRIBUTOR, CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

     B.C. Ziegler and Company ("Ziegler"), another wholly-owned subsidiary of The Ziegler Companies, Inc., serves as the Distributor of shares of the Fund pursuant to a Distribution Agreement; provides accounting and other administrative services, including daily valuation of the shares of the Fund, pursuant to an Accounting/Pricing Agreement; provides depository and custodial services with respect to the portfolio securities of the Fund pursuant to a Depository Contract; and provides transfer agent services pursuant to a Transfer and Dividend Disbursing Agency Agreement. Among other terms, each of these service agreements describes the services to be provided by Ziegler, defines Ziegler's duties and obligations, and specifies the compensation that Ziegler is entitled to receive from the Fund for such services. Ziegler is registered with the Securities and Exchange Commission as a securities broker/dealer and is a member of the National Association of Securities Dealers. Ziegler has been engaged in the underwriting of debt securities for more than 75 years.

AUDITORS

     The firm of Arthur Andersen LLP has served as the Fund's independent accountants and auditors since its commencement of operations in 1985. Arthur Andersen LLP has no direct or indirect financial interest in Principal Preservation or the Fund except as auditors and independent public accountants. No representative of Arthur Andersen LLP is expected to be present at the Special Meeting.

PRINCIPAL SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS


     As of the March 7, 1997 voting record date for the Special Meeting, no person was known to own of record or beneficially five percent (5%) or more of the outstanding shares of the Fund. Information as to beneficial ownership was obtained from information on file with the Securities and Exchange Commission or furnished by the specified person or the transfer agent.


     The following table shows shares of the Fund as to which each Director, and the group consisting of all Directors and executive officers of Principal Preservation, had or shared power over voting or disposition at the March 7, 1997 voting record date for the Special Meeting.

                                                           NUMBER OF SHARES OF
NAME AND POSITION(S) WITH PRINCIPAL PRESERVATION               THE FUND(1)<F1>
------------------------------------------------           -------------------


R.D. Ziegler; President and Director(2)<F2>                       14,272

Robert J. Tuszynski; Vice President and Director(2)<F2>            1,811(3)<F3>

Richard H. Aster, M.D.; Director                                     622

Augustine J. English; Director                                         0

Ralph J. Eckert; Director                                              0

John Lauderdale; Vice President, Director of Marketing(2)<F2>        622(3)<F3>

Franklin P. Ciano; Treasurer(2)<F2>                                  129

S. Charles O'Meara; Secretary(2)<F2>                                 151(3)<F3>


Marc Dion; Vice President(2)<F2>                                       0

ALL DIRECTORS AND OFFICERS AS A GROUP (9 PERSONS)                 17,647



(1)<F1>These figures are based on information furnished by the respective individuals and by Ziegler, Principal Preservation's Transfer Agent, as of March 7, 1997. Certain of the individuals listed share voting and investment power with his spouse with respect to some or all of the shares listed opposite his name. Each individual Director or executive officer beneficially owns less than 1% of the shares of the Fund.


(2)<F2>Is an "interested person" (as defined in the 1940 Act) of the Fund as a result of his affiliation(s) with Ziegler and/or ZAMI.


(3)<F3>Includes shares held in the Ziegler Growth Retirement Plan for the account of the named person. The terms of that Plan allow the named person to direct the disposition of shares held in his account.

COST OF SOLICITATION

     In addition to this solicitation of proxies by use of the mails, proxies may be solicited by officers of Principal Preservation and by officers and employees of Ziegler or ZAMI, personally or by telephone or telegraph, without special compensation. Proxies may also be solicited by a professional proxy solicitation service should management of Principal Preservation determine that solicitation by such means is advisable. The cost of preparing and mailing proxy materials, of the Special Meeting, and of soliciting proxies will be borne by the Fund.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposal set forth in the Notice of Special Meeting which accompanies this Proxy Statement are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special meeting to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposal. They will vote against any such adjournment those proxies required to be voted against any such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

SHAREHOLDER MEETINGS

     Principal Preservation is organized as a Maryland corporation, and as such is not required to hold annual meetings of shareholders. Principal Preservation's Bylaws provide that Principal Preservation is not required to hold an annual meeting of shareholders in any year in which the election of Directors, approval of an investment advisory agreement (or any sub-advisory agreement) or ratification of the selection of independent public accountants is not required to be acted upon by shareholders of Principal Preservation or of any of its series, including the Fund, under the 1940 Act. Meetings of shareholders of the Fund will be held when and as determined necessary by the Board of Directors of Principal Preservation and in accordance with the 1940 Act. However, shareholders of any portfolio series wishing to submit proposals for inclusion in a proxy statement for any future shareholder meetings should send their written proposals to the Secretary of Principal Preservation at 215 North Main Street, West Bend, Wisconsin 53095.



                      PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                             S&P 100 PLUS PORTFOLIO

            REVOCABLE PROXY FOR 1997 SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints R.D. Ziegler, Robert J. Tuszynski and S. Charles O'Meara, and each of them, proxy, with full power of substitution, to represent and vote, as designated below, all shares of stock of the S&P 100 Plus Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the S&P 100 Plus Portfolio of Principal Preservation Portfolios, Inc. to be held at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin at 3:00 P.M., on Friday, April 25, 1997, or at any adjournment thereof, with respect to the matters set forth on the reverse side and described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.



                                                  DATE:  ----------------, 1997

                                                  (If this account is
                                                  owned by more than
                                                  one person, all
                                                  owners should sign.
                                                  Persons signing as
                                                  executors,
                                                  administrators,
                                                  trustees or in
                                                  similar capacities
                                                  should so indicate.)



                                                       (Please sign
                                                  exactly as name
                                                  appears at left)

Please place an "X" in the desired box for each item.
Shares represented by this Proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED FOR PROPOSAL 1.
                                                     ---


              FOR               AGAINST              ABSTAIN
              ---               -------              -------

             -----               -----                -----

1. Proposal to approve a change to the investment objective of the S&P 100 Plus Portfolio so that it would be to obtain a total return from dividends and capital gains which, before deducting the operating expenses of the S&P 100 Plus Portfolio, exceeds the total return of the S&P 100 Index.

2. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.